                      SECURITIES EXCHANGE AND COMMISSION

                            Washington, D.C. 20549

                                  FORM 8 K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 7, 1999



                                URS Corporation
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


       1-7567                                         94-1381538
(Commission File No.)                    (I.R.S. Employer Identification No.)

                       100 California Street, Suite 500,
                     San Francisco, California  94111-4529
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (415) 774-2700

Item 5.   Other Events

URS Corporation ("URS") and Dames & Moore Group ("Dames & Moore") announced on May 5, 1999 that they signed a definitive agreement under which URS will acquire Dames & Moore for $16 per share in cash. In connection with the acquisition and the related financing, URS prepared unaudited pro forma combined financial information which was included as Exhibit 99.1 to the URS Current Report on Form 8-K dated June 8, 1999. This information has been updated to reflect the interest rate on URS' 12-1/4% Senior Subordinated Notes due 2009 as priced effective June 18, 1999. References to the "Combined Company" refer to URS and Dames & Moore after giving effect to the Dames & Moore acquisition.

  This Form 8-K/A, including the exhibit, contains "forward-looking statements" within the meaning of the securities laws, including statements about the Dames & Moore acquisition and the unaudited pro forma combined financial information of the Combined Company. URS believes that its expectations are reasonable and are based on reasonable assumptions. However, risks and uncertainties relating to future events that could cause actual results to differ materially from URS' expections include URS' ability to consummate the Dames & Moore acquisition and the related financing, URS' dependancy on government programs and contracts, competitive practices in the industry, URS' ability to attract and retain qualified professionals, exposure to potential liability, and other factors discussed more fully in URS' 1998 Form 10-K and other publicly available reports filed with the Securities and Exchange Commission from time to time. URS does not intend, and assumes no obligation, to update any forward-looking statements.


Item 7.    Exhibits

           Exhibit Number     Exhibit

           99.1 Unaudited Pro Forma Combined Financial Information of URS and Dames & Moore

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   URS Corporation

Dated:  June 22, 1999         By:  /s/ Kent P. Ainsworth
                                   ---------------------
                                   Kent P. Ainsworth
                                   Executive Vice President
                                   Chief Financial Officer and Secretary

                                 EXHIBIT INDEX


Exhibit
Number    Description
------    -----------
99.1      Unaudited Pro Forma Combined Financial Information of URS and Dames &
          Moore